EXHIBIT 10.4
Lock-Up Agreement

July 10, 2009

WindTamer Corporation
156 Court Street, Geneseo, NY 14454

Re:  WindTamer Corporation – Lock-Up Agreement

Dear Sirs:

In connection with the establishment of a public market trading of shares of common stock (the “Common Stock”) of WindTamer Corporation and any successor (by merger or otherwise) thereto (the “Company”), the undersigned agrees that, commencing on the date that the Common Stock begins trading on any of the OTC Bulletin Board Market, an over-the-counter market, any national securities exchange or quotation service or otherwise (the “Effective Date”), and during the period specified below (the “Lock-Up Period”), the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or securities convertible into or exchangeable or exercisable for any shares of Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, owned directly or indirectly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude, without limitation, the undersigned from engaging in any hedging, swap or other arrangement or transaction which is designed to or which reasonably could be expected to lead to, result in or have the same effect of a sale, transfer or disposition of any of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The undersigned agrees not to publicly disclose during the Lock-Up Period the intention to make or enter into any such transaction regarding the Undersigned’s Shares described in the above paragraphs.

The Lock-Up Period will commence on the date hereof and continue until the 12-month anniversary of the Effective Date.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts to a member of members of the immediate family of the undersigned, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or members of the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding anything to the contrary contained herein, the undersigned may, subject to the Company’s Insider Trading Policy, sell (1) such number of the Undersigned’s Shares to generate $250,000 in gross proceeds between the six-month anniversary of the Effective Date and the twelve-month anniversary of the Effective Date but in no event more than 250,000 of the Undersigned’s Shares, (2) such number of the Undersigned’s Shares to generate $250,000 in gross proceeds between the 12-month anniversary of the Effective Date and the 18-month anniversary of the Effective Date but in no event more than 250,000 of the Undersigned’s Shares, (3) any or all of the 200,000 Undersigned’s Shares held as of July 7, 2009, and (4) any or all of the 400,000 Undersigned’s Shares acquired upon the exercise of stock options held as of  July 7, 2009.  For purposes of this paragraph, shares sold under (3) or (4), above, shall not be applied towards (1) and (2), above.

The undersigned represents and warrants that he now has, and, except as contemplated by clauses (i) and (ii) in the above paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions. The Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

In addition, the undersigned agrees that, he will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.  In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Very truly yours,

Jesse Brock
Exact Name of Shareholder

/s/ Jesse Brock
Authorized Signature

Agreed to and Acknowledged:

WINDTAMER CORPORATION

By:	/s/ Gerald Brock
Name: Gerald Brock
Title: Chief Executive Officer